SUBMIT A PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT A PROXY BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT A PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TWEENBRANDS, INC. 8323 WALTON PARKWAY NEW ALBANY, OH 43054-9522

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17553-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXYCARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH ANDRETURN THIS PORTION ONLY

      TWEEN BRANDS, INC.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

1	.	Adopt the Agreement and Plan of Merger, dated as of June 24, 2009, by and among The Dress Barn, Inc.,	0	0	0
		Thailand Acquisition Corp. and Tween Brands, Inc., as such agreement may be amended.

2	.	Approve the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are
		insufficient votes at the time of the meeting to adopt the merger agreement.	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on
[_____________], 2009:
The accompaning Proxy Statement/Prospectus is available at www.tweenbrands.com.

M17554-TBD

TWEENBRANDS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
[ ____________ ], 2009

The undersigned stockholder(s) hereby appoint(s) Michael W. Rayden, Rolando de Aguiar, and Gregory J. Henchel, or any one of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Tween Brands, Inc. that the undersigned stockholder(s) is/are entitled to vote, with all powers that such Stockholder would possess if personally present at the Special Meeting of Stockholder(s) to be held at 9:00 a.m., Eastern Time, on [_________ ], 2009, at Tween Brands' corporate offices, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE,THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. WHETHER OR NOT DIRECTIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE